SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2012

EBIX, INC.
(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (678) 281-2020

(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to Vote of Security Holders
Ebix, Inc. (“Ebix” or the “Company”) held its Annual Meeting of Shareholders on November 13, 2012. Three proposals described fully in the 2012 Proxy Statement were presented for approval at the Annual Meeting. As of the record date, there was a total of 38,067,104 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting 35,204,223 shares of common stock were represented in person or by proxy, therefore a quorum was present.
Following are the three proposals that were voted upon and the corresponding final voting results:

I.	To elect, as directors, the following six nominated individuals:

Hans U. Benz FOR: 27,433,583; WITHHELD OR AGAINST: 708,769; BROKER NON-VOTES: 9,924,752
Pavan Bhalla FOR: 28,043,758; WITHHELD OR AGAINST: 98,594; BROKER NON-VOTES: 9,924,752
Neil D. Eckert FOR: 27,297,687; WITHHELD OR AGAINST: 844,665; BROKER NON-VOTES: 9,924,752
Rolf Herter: FOR: 27,647,336; WITHHELD OR AGAINST: 495,016; BROKER NON-VOTES: 9,924,752
Hans Ueli Keller: FOR: 27,431,682; WITHHELD OR AGAINST: 710,490; BROKER NON-VOTES: 9,924,752
Robin Raina: FOR: 28,051,279; WITHHELD OR AGAINST: 91,073; BROKER NON-VOTES: 9,924,752

Accordingly all six of the above named individuals were declared duly elected to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors are qualified and elected.

II.
To ratify the appointment of Cherry Bekaert & Holland as the Company's independent registered certified public accounting firm for the year ending December 31, 2012. The results of the voting for this proposal were as follows:

FOR: 34,639,121    AGAINST: 491,335    ABSTAIN: 73,767    BROKER NON-VOTES: 2,862,881

Accordingly Cherry Bekaert & Holland has been duly ratified as the Company's independent registered certified public accounting firm for the year ending December 31, 2012.

III.	To approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's 2012 Proxy Statement, received the following votes:

FOR: 21,997,817 AGAINST: 6,028,713 ABSTAIN: 115,822 BROKER NON-VOTES: 9,924,752

Accordingly the Shareholders approved, on an advisory basis, Proposal III.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

November 14, 2012